Registration No. 33-84894
                                                                Rule 424 (b)(3)

          SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 22, 1996

                     MLCC Mortgage Investors, Inc., Seller
             Mortgage Loan Asset Backed Pass-Through Certificates,
                             Series 1996-A, Class A

                        MERRILL LYNCH CREDIT CORPORATION
                                Master Servicer


     On February 28, 1996, the Mortgage Loan Asset Backed Pass-Through Certificates, Series 1996-A, Class A (the "Certificates") were issued in an approximate original aggregate principal amount of $345,842,681. The Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of February 1, 1996 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on pages S-26 and S-27 of the Prospectus Supplement are hereby updated, in their entirety, as follows:


                                                PRIMEFIRST(R) LOAN DELINQUENCY EXPERIENCE
                                                           (Dollars in Thousands)

                                           December 31, 1998            December 31, 1997            December 31, 1996
                                      -------------------------    -------------------------    -------------------------
                                        Number of                    Number of                    Number of
                                       PrimeFirst     Principal     PrimeFirst     Principal     PrimeFirst     Principal
                                          Loans        Amount         Loans         Amount         Loans         Amount
                                      -----------     ---------    -----------     ---------    -----------     ---------
PrimeFirst Loans
  Outstanding...................         11,263     $4,408,862        14,159     $5,302,950        11,054     $4,331,131
Delinquency Period
  30-59 Days....................            184     $   77,751           183     $   66,254           180     $   84,297
  60-89 Days....................             26          9,815            26         18,544            19          6,583
  90 Days or More*..............             34         23,664            24         18,072            29         27,590
                                         ------      ---------        ------      ---------         -----     ----------
     Total Delinquency..........            244        111,230           233      $ 102,870           228       $118,470
                                         ======      =========        ======      =========         =====     ==========
Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          2.17%          2.52%         1.65%          1.94%         2.06%          2.74%

Foreclosures....................             47       $ 43,681            39       $ 47,396            29       $ 39,100

Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          0.42%          0.99%         0.28%          0.89%         0.26%          0.90%

------------
*  Does not include loans subject to bankruptcy proceedings.




                                      PRIMEFIRST(R) LOAN LOSS EXPERIENCE
                                                      (Dollars in Thousands)

                                                           Year Ended            Year Ended           Year Ended
                                                       December 31, 1998     December 31, 1997     December 31, 1996
Average Principal Balance of PrimeFirst Loan
  Portfolio.......................................              $4,855,906            $4,817,041           $3,933,946
Average Number of PrimeFirst Loans Outstanding
  During the Period...............................                  12,711                12,607                9,663

Gross Charge-offs.................................                $  4,030             $   5,363           $    6,157
Recoveries........................................                $      2             $      99                    0
Net Charge-offs...................................                $  4,028             $   5,264           $    6,157
                                                                  ========             =========           = ========
Net Charge-offs as a Percent of Average
  Principal Balance Outstanding...................                   0.08%                 0.11%                0.16%


     The first two tables set forth after the second paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on pages S-27 and S-28 of the Prospectus Supplement are hereby updated, in their entirety, as follows:




                                             Revolving Credit Line Loan Delinquency Experience
                                                       (Dollars in Thousands)

                                                             As of December 31,
                                ----------------------------------------------------------------------------------
                                   1993          1994         1995          1996          1997           1998
                                ------------  -----------  ------------  -----------  -------------- -------------
Number of revolving credit
  line loans serviced........        13,839       15,598        25,056       28,368          31,395        30,571
Aggregate loan balance of
  revolving credit line
  loans serviced.............    $1,037,427   $1,079,693    $1,293,483   $1,353,800      $1,387,217    $1,191,938
Loan balance of revolving
  credit line loans 2 months
  delinquent.................       $ 5,161      $ 5,358       $ 8,447      $ 8,292         $ 5,450      $  6,634
Loan balance of revolving
  credit line loans 3 months
  or more delinquent.........      $ 17,508     $ 22,989      $ 33,763     $ 39,508        $ 44,104      $ 31,348
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance
  of revolving credit
  line loans ................         2.19%        2.63%         3.26%        3.53%           3.57%         3.19%




                                       Revolving Credit Line Loan Loss Experience
                                                           (Dollars in Thousands)

                                                               As of December 31,
                                ----------------------------------------------------------------------------------
                                   1993          1994         1995          1996          1997           1998
                                ------------  -----------  ------------  -----------  -------------  -------------
Number of revolving credit
  line loans serviced........        13,839       15,598        25,056       28,368         31,395         30,571
Aggregate loan balance of                      1,079,693                  1,353,800
  revolving credit line
  loans serviced.............    $1,037,427   $             $1,293,483   $              $1,387,217      1,191,938
For the Period:
  Gross Charge-offs
    dollars..................       $ 3,153      $ 1,118       $ 3,700      $ 1,860        $ 4,269       $  2,756
  Percentage(1)..............         0.30%        0.10%         0.29%        0.14%          0.31%          0.23%

-------------
(1)    As a percentage of aggregate balance of revolving credit line loans serviced.


     Additionally, the information contained in the tables entitled "Range of Cut-off Date Principal Balances", "Prime Index Mortgage Loan Margins", "One-Month LIBOR Index Mortgage Loan Margins", "Six-Month LIBOR Index Mortgage Loan Margins" and "One-Year Treasury Index Mortgage Loan Margins" under the heading "The Mortgage Pool" on pages S-18 and S-21 of the Prospectus Supplement is hereby updated to indicate, as of December 31, 1998, the Mortgage Loan Balances and Margins of the Mortgage Loans:



Range of Principal Balances as of December 31, 1998

                                                                                         % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
Range of Principal Balances                 Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
$0-49,999.99                                33                     1,191,538.87                0.67%
$50,000-54,999.99                            7                       361,075.41                0.20%
$55,000-59,999.99                            2                       114,928.46                0.06%
$60,000-74,999.99                           11                       733,232.48                0.41%
$75,000-99,999.99                           32                     2,849,943.61                1.59%
$100,000-149,999.99                         69                     8,528,467.10                4.77%
$150,000-199,999.99                         44                     7,769,686.90                4.35%
$200,000-249,999.99                         39                     8,691,456.97                4.86%
$250,000-299,999.99                         38                    10,449,996.78                5.85%
$300,000-349,999.99                         36                    11,467,769.42                6.42%
$350,000-399,999.99                         23                     8,648,199.29                4.84%
$400,000-449,999.99                         14                     6,081,150.19                3.40%
$450,000-499,999.99                         15                     7,031,699.30                3.94%
$500,000-549,999.99                         13                     6,733,559.32                3.77%
$550,000-599,999.99                          5                     2,935,102.00                1.64%
$600,000-649,999.99                         10                     6,135,104.62                3.43%
$650,000-699,999.99                         11                     7,390,284.20                4.14%
$700,000-749,999.99                          6                     4,278,335.31                2.39%
$750,000-799,999.99                          1                       775,744.81                0.43%
$800,000-849,999.99                          3                     2,457,999.56                1.38%
$850,000-899,999.99                          4                     3,524,399.96                1.97%
$900,000-949,999.99                          3                     2,774,549.94                1.55%
$950,000-999,999.99                          6                     5,911,287.90                3.31%
$1,000,000-1,099,999.99                     13                    13,335,653.87                7.48%
$1,100,000-1,199,999.99                      4                     4,552,999.99                2.55%
$1,200,000-1,299,999.99                      5                     6,295,540.25                3.52%
$1,300,000-1,399,999.99                      1                     1,349,999.89                0.76%
$1,400,000-1,499,999.99                      3                     4,263,214.69                2.39%
$1,600,000-1,699,999.99                      1                     1,680,000.00                0.94%
$1,700,000-1,799,999.99                      3                     5,150,218.02                2.88%
$1,800,000-1,899,999.99                      2                     3,650,000.00                2.04%
$2,000,000-2,099,999.99                      2                     4,097,500.00                2.29%
$2,200,000-2,299,999.99                      1                     2,240,000.00                1.25%
$2,500,000-2,599,999.99                      2                     5,036,639.36                2.82%
$2,700,000-2,799,999.99                      1                     2,700,000.00                1.51%
$3,000,000 or Higher                         2                     7,499,999.00                4.20%
                                  -------------------------------------------------------------------
             TOTALS                         465                 $178,687,277.47              100.00%
                                  -------------------------------------------------------------------


Prime Index Mortgage Loan Margins as of December 31, 1998

                                                                                      % of Mortgage
                                   Number of Mortgage                                 Pool by Principal
           Margin (1)                   Loans                  Principal Balance           Balance
        -----------------------------------------------------------------------------------------------
                            -0.25            1                       299,869.29               11.99%
                                0            3                     2,171,653.69               86.82%
                             0.25            1                        29,653.34                1.19%
                                  -------------------------------------------------------------------
             TOTALS                          5                   $ 2,501,176.32              100.00%
                                  -------------------------------------------------------------------




One-Month LIBOR Index Mortgage Loan Margins as of December 31, 1998

                                                                                         % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
      Margin                                Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
                            0.625            1                     $ 939,607.23                1.87%
                             0.75            1                       547,322.81                1.09%
                                1            1                       605,000.00                1.21%
                             1.25            2                       805,589.50                1.60%
                            1.375            7                    11,555,383.73               23.02%
                              1.5           10                     7,112,272.67               14.17%
                            1.625           26                    14,357,439.77               28.60%
                             1.75            2                     1,667,885.42                3.32%
                            1.875           20                     9,004,991.14               17.94%
                            2.125           20                     2,647,971.57                5.27%
                            2.375            8                       959,770.24                1.91%
                                  -------------------------------------------------------------------
             TOTALS                         98                  $ 50,203,234.08              100.00%
                                  -------------------------------------------------------------------



Six-Month LIBOR Index Mortgage Loan Margins as of December 31, 1998

                                                                                         % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
      Margin                                Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
                                1            1                     $ 550,172.15                0.51%
                            1.125            1                       312,500.00                0.29%
                             1.25            3                       899,333.30                0.84%
                            1.375            2                       621,000.00                0.58%
                              1.5           20                    24,381,023.23               22.76%
                            1.625           24                    16,700,543.81               15.59%
                             1.75           72                    29,455,091.32               27.49%
                            1.875            4                     2,640,868.38                2.47%
                                2           45                    11,967,973.45               11.17%
                            2.125            4                     3,966,511.94                3.70%
                             2.25           93                    12,214,665.31               11.40%
                            2.375            2                       309,660.34                0.29%
                              2.5           32                     2,748,028.27                2.57%
                            2.625            1                       207,000.00                0.19%
                             2.75            1                       159,000.00                0.15%
                                  -------------------------------------------------------------------
             TOTALS                         305                 $107,133,371.50              100.00%
                                  -------------------------------------------------------------------



One-Year Treasury Index Mortgage Loan Margins as of December 31, 1998

                                                                                         % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
      Margin                                Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------

                            1.625            2                   $ 1,699,235.78                9.01%
                             1.75            1                       105,000.00                0.56%
                            1.875            5                     2,539,204.99               13.47%
                                2            2                     1,356,000.00                7.19%
                            2.125           13                     4,150,246.03               22.02%
                             2.25            8                     2,818,858.81               14.95%
                              2.5           15                     1,415,533.06                7.51%
                            2.625            2                       417,039.14                2.21%
                             2.75            9                     4,348,377.76               23.08%
                                  -------------------------------------------------------------------
             TOTALS                         57                  $ 18,849,495.57              100.00%
                                  -------------------------------------------------------------------



                                                 --------------------

                 The date of this Supplement is March 31, 1999